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                                                                    Exhibit 32.2

                                  CERTIFICATION

   The undersigned, Thomas C. Shields, Senior Vice President and Chief Financial Officer of ANADIGICS, Inc. (the "Company") hereby certifies that the Annual Report of the Company on Form 10-K for the period ended December 31, 2003 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and that the information contained in such report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated:  March 15, 2004
                                                     /s/ Thomas C. Shields
                                                     ---------------------------
                                                     Thomas C. Shields
                                                     Senior Vice President
                                                     and Chief Financial Officer






This certification shall not be deemed to be "filed" for the purpose of Section 18 of the Securities Exchange Act of 1934, as amended, and will not be incorporated by reference into any registration statement filed under the Securities Act of 1933, as amended, unless specifically identified therein as being incorporated by reference.

A signed original of this written statement required by Section 906, or other document authenticating, acknowledging, or otherwise adopting the signature that appears in typed form within the electronic version of this written statement required by Section 906, has been provided to ANADIGICS, Inc. and will be retained by ANADIGICS, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.